Exhibit 10.47
Lease Agreement
By and Between
Kifer Tech Investors llc,
a Delaware limited liability company
as Landlord
and
Trident Microsystems, Inc.,
a Delaware corporation
as Tenant
Dated March 5, 2010

i

Page
54. Acceptance	57

55. Furniture	57

56. Miscellaneous	58
Index of Exhibits
A   Diagram of the Premises
B   Tenant Work Letter
C   Commencement and Expiration Date Memorandum
D   Rules and Regulations
E   Form of Estoppel
F   Form of Subordination, Non-Disturbance and Attornment Agreement
G   Hazardous Materials Disclosure Certificate
H   Furniture List

Index of Defined Terms

ADA	14
Additional Rent	2
Affiliates	33
Alteration	17
Alterations	17
Anti-Terrorism Law	52
Appraisal Panel	54
Base Rent	2
Basic Lease Information	1
Building	1
Building Systems	16
Casualty Discovery Date	25
Chronic delinquency	35
Chronic overuse	36
Commencement Date	2
Common Areas	1
Comparable Buildings	55
Comparison Leases	54
Condemnation	27
Controllable Expenses	6
controlling persons	32
CPA	9
Default	34
Electric Service Provider	11
Environmental Laws	44
Executive Order No. 13224	52
Expense Adjustment Deadline	5
Expense Exclusions	6
Expenses	3
Expiration Date	2
Extension Notice	53
Extension Term	53
Force Majeure	57
Furniture	57
Guarantor	34
Hazardous Materials	43
Holder	49
Identification Signs	24
Initial Disclosure Certificate	43
JAMS	56
Landlord	41
Landlord Parties	47
Landlord’s Agents	13
Landlord’s Determination	53
Landlord’s Hazardous Materials	46
Landlord’s Insureds	21
Laws	14
Lease	1
Negotiation Period	53
Non-Disturbance Agreement	42
Option	53
organizational documents	32
Parking Areas	1
Premises	1
Prevailing Market Rate	54
Private Restrictions	14
Prohibited Person	52
Project	1
Proportionate Share	8
Public Company	32
Rent	9
Report Date	10
Rooftop Equipment	15
Rules and Regulations	14
Signage Criteria	24
Strategic Partners	34
Successor Landlord	42
Superior Lease(s)	42
Superior Lessor	42
Superior Mortgage(s)	42
Superior Mortgagee	42
Systems	4
Taxes and assessments	3
Tenant’s Agents	13
Tenant’s Determination	53
Tenant’s Property	22
Term	2
Third CPA	10
Transfer Premium	30
Updated Disclosure Certificate	43
USA Patriot Act	52
Utilities	10
Utility Expenses	4
Visitors	50
worth at the time of award	38

Lease Agreement
Basic Lease Information

Lease Date:	March 5, 2010

Landlord:	Kifer Tech Investors llc, a Delaware limited liability company

Landlord’s Address:	c/o UBS Realty Investors llc 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Kifer Technology Center — Asset Manager

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

CB Richard Ellis 225 West Santa Clara Street, Suite 1050 San Jose, California 95113 Attention: Kifer Technology Center — Property Manager

Tenant:	Trident Microsystems, Inc., a Delaware corporation

Tenant’s Contact Person:	General Counsel

Tenant’s Address Prior to Commencement Date and Telephone Number:	3408 Garrett Drive Santa Clara, California 95054 (408) 764-8808

Tenant’s Address After Commencement Date	1170 Kifer Road Sunnyvale, California

Premises Square Footage:	Approximately fifty-seven thousand six hundred forty-nine (57,649) rentable square feet

Premises Address:	1170 Kifer Road Sunnyvale, California

Project:	Kifer Technology Center, 1150-1170 Kifer Road, Sunnyvale, California, together with the land on which the Project is situated and all Common Areas

Building (if not the same as the Project):	1170 Kifer Road Sunnyvale, California

v

Tenant’s Proportionate Share of Building:	100%

Tenant’s Proportionate Share of Project:	55.83%

Length of Term:	Sixty (60) months

Estimated Commencement Date:	April 1, 2010

Estimated Expiration Date:	March 31, 2015

Base Rent:			Monthly	Monthly
	Period	Sq. Ft.	Base Rate	Base Rent

	1 – 12	57,649	× $0.00	= $0.00

	13 – 24	57,649	× $0.85	= $49,001.65

	25 – 36	57,649	× $1.00	= $57,649.00

	37 – 48	57,649	× $1.05	= $60,531.45

	49 – 60	57,649	× $1.10	= $63,413.90

Prepaid Base Rent:	Forty-Nine Thousand One and 65/100 Dollars ($49,001.65)

Month to which Prepaid Base Rent will be Applied:	Thirteenth (13th) month of the Term

Prepaid Estimated Additional Rent:	Twenty One Thousand Six Hundred Seventeen Dollars ($21,617.00)

Month to which Prepaid Estimated Additional Rent will be Applied:	First (1st) month of the Term

Security Deposit:	Sixty-Three Thousand Four Hundred Thirteen and 90/100 Dollars ($63,413.90)

Permitted Use:	General office, research and development, lab and warehouse uses

Undesignated Parking Spaces:	Two Hundred Twenty Four (224) nonexclusive and undesignated parking spaces

Designated Visitor Parking Spaces:	Five (5) designated visitor parking spaces

Broker(s):	CB Richard Ellis, Inc.

Lease Agreement
     This Lease Agreement is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease.”
     1. Demise. In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, Landlord does hereby lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
     2. Premises. The Premises demised by this Lease is located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraphs 4(d)(iii) and 4(d)(v) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to parking, Tenant shall have only a license to use the number of non exclusive parking spaces set forth in the Basic Lease Information in the Project’s parking areas (the “Parking Areas”). No easement for light or air is incorporated in the Premises. For purposes of this Lease, “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, and Visitors (as defined below).
     Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors and walkways; (b) close temporarily any of the Common Areas so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate; provided, however that Landlord’s rights in subheadings (a) through (e) of this sentence shall be subject to the condition that the exercise of such rights (i) do not materially and permanently reduce the number of parking spaces provided to Tenant in the Basic Lease Information, or (ii) materially and adversely impact Tenant’s use of or access to the parking or the Building. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters, and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. Landlord shall use commercially reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.
     No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Premises, the Building, and/or the Project in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.
     3. Term. The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the date that is the earliest of (i) the Estimated Commencement Date, or (ii) substantial completion of the Tenant Improvements (the “Commencement Date”). In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date specified in the Basic Lease Information, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and the date on which Tenant is to commence paying Rent.
     4. Rent.
          (a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).
     Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, Prepaid Rent and first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month of the Term specified in the Basic Lease Information.
          (b) Additional Rent. As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease. This Lease is intended to be a triple-net lease with respect to Landlord; subject to Paragraph 13(b) below and except as otherwise expressly provided in this Lease, the Base Rent owing hereunder is (i) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Building, and (ii) not to be

reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project, or any part thereof. The provisions of this Paragraph 4(b) for the payment of Tenant’s Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant, Tenant’s Proportionate Share of all such costs and expenses relating to Landlord’s ownership and operation of the Premises, the Building and/or the Project. Landlord may from time to time, at its option, allocate and charge Expenses to an individual Building(s) or Tenant(s) in the Project in its reasonable discretion.
     During the term, in addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant’s Proportionate Share(s) of all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items (collectively, the “Expenses”):
               (i) Taxes and Assessments. All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (A) determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (B) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (C) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (D) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or (E) surcharged against the Premises, the Building or the Project. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include reasonable legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes that Tenant would otherwise be required to reimburse Landlord for under this Paragraph 4, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any such taxes.
               (ii) Insurance. All insurance premiums for the Building and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its reasonable discretion, and any deductibles paid under policies of any such insurance; provided, however, that with respect to any particular casualty event affecting the Project, in no event shall Tenant’s Proportionate Share any individual insurance deductible under Landlord’s casualty insurance exceed an amount equal to Thirty Thousand Dollars ($30,000.00).

               (iii) Utilities. The cost of all Utilities (as hereinafter defined) serving the Premises, the Building and the Common Areas that are not separately metered to Tenant, any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Common Areas, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Common Areas or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Common Areas, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).
               (iv) Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including parking areas (including, without limitation, all costs of resurfacing and restriping parking areas), signs and directories on the Building and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.
               (v) Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project.
               (vi) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof, including, without limitation, (A) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (B) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (C) all costs to maintain, repair and replace the Project’s common heating, ventilating, air conditioning, plumbing, gas, sewer, drainage, electrical, fire protection and life safety systems and other mechanical and electrical systems and equipment (collectively, “Systems”), (D) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building, and (E) costs for improvements made to the Project which, although capital in nature, Landlord determines, in its sole discretion, are necessary to enhance and improve security at the Project.
               (vii) Life Safety and Security Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, (A) all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise, and (B) all costs of security and security systems at the Project, including, without limitation, (1) wages and salaries (including management fees) of all employees engaged in the security of the Project; (2) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto; and (3) all service or maintenance contracts with independent contractors for Project security, including, without limitation, alarm service personnel, security guards, watchmen, and any other security personnel.
               (viii) Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee (provided, however, that in no event shall Tenant’s Proportionate Share of any management fee exceed three percent (3%) of the Building’s gross receipts), accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, and fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or the Project management office or the rental value of such office if it is located within the Building and/or the Project.
               (ix) Capital Improvements. Amounts paid for capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of structural or nonstructural items located in the Common Areas, (D) that are required under any governmental law or regulation which goes into effect after the Commencement Date, (E) which Landlord determines, in its reasonable discretion are necessary to enhance and improve security at the Project. All such capital improvements and costs must be capitalized by Landlord under generally accepted real estate accounting principles and the amortized portion of such cost passed through to Tenant pursuant to the next paragraph.
          Notwithstanding anything in this Paragraph 4(b) to the contrary, with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project (e.g., roof membrane or coverings and parking area) which is a capital item the replacement of which would be capitalized under Landlord’s commercial real estate accounting practices, Tenant shall be required to pay only Tenant’s Proportionate Share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.
               (x) Expense Adjustment Deadline. “Expense Adjustment Deadline” means the date which is fifteen (15) months after the Expiration Date or earlier termination date of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay any Expenses to Landlord which are first billed by Landlord after the Expense Adjustment Deadline; provided, however, that nothing contained herein shall be deemed to relieve Tenant from its liability to pay Tenant’s Proportionate Share of Expenses under this Lease which were billed by Landlord prior to the Expense Adjustment Deadline. Similarly,

Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Expenses received by Landlord after the Expense Adjustment Deadline.
               (xi) Cap on Controllable Expenses. “Controllable Expenses” mean Expenses other than Taxes and assessments, Insurance and Utilities. Commencing as of January 2011 and continuing through the remainder of the Term, Tenant shall not be required to pay for any calendar year any Controllable Expenses that exceed the aggregate Controllable Expenses incurred by Landlord in, or otherwise attributable to, the calendar year 2010 (the “Cap Year”) as increased thereafter by an annually cumulative compounded five percent (5%). Additionally, in no event shall the Controllable Expenses during the Cap Year exceed by more than five percent (5%) the estimated Controllable Expenses for the Cap Year. For example, in the event Controllable Expenses were $100 during the calendar year 2010, then Tenant would have no liability for Controllable Expenses in excess of $110.25 for the calendar year 2012. If Tenant exercises the Option as set forth in Paragraph 49, then the Cap Year shall be reset to be the first calendar year within the Extension Term (i.e. calendar year 2015) and Tenant shall not be required to pay for any calendar year thereafter any Controllable Expenses that exceed the aggregate Controllable Expenses incurred by Landlord in, or otherwise attributable to, the calendar year 2015 as increased thereafter by an annually compounded five percent (5%). For the avoidance of doubt, nothing contained herein shall limit in any way Tenant’s liability for Taxes and assessments, Insurance and Utilities.
          (c) Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b), Expenses shall not include the following (the “Expense Exclusions”):
               (i) Any costs or expenses that are not attributable to the Common Areas or the Project as a whole and are properly attributable solely to the other building located within the Project;
               (ii) The cost of damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or of Landlord’s agents, employees, contractors or invitees;
               (iii) Any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Building or the Project, or the soils or ground water underlying the Building or the Project, by Hazardous Materials, except to the extent such contamination results from Tenant’s activities or except for de minimus amounts of Hazardous Materials commonly encountered in connection with the operation and ownership of commercial property (e.g. the clean-up of automotive oil leaks in the Parking Areas);
               (iv) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project;
               (v) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

               (vi) Any ground lease rental or any interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project or any portion thereof;
               (vii) Cost of any capital improvements not specifically provided for above in Paragraph 4(b)(ix);
               (viii) Overhead costs and profit increment paid to subsidiaries or affiliates of Landlord for services on or for the Building or the Project, to the extent only that the cost of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;
               (ix) Costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Project or for items which are reimbursable under any contractor, manufacturer or supplier warranty), to the extent Landlord receives such reimbursement;
               (x) Legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building or the Project or with the enforcement of Landlord’s title to or interest in the Building or the Project or any part thereof;
               (xi) Executive salaries or salaries of service personnel to the extent that such executives or service personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or the Project; and
               (xii) Landlord’s general corporate overhead and general and administrative expenses not related to the Building or Project.
          (d) Payment of Additional Rent.
               (i) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord reasonably determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate; provided that Landlord shall not adjust the estimated monthly payments of Additional Rent more than one time in any calendar year. By April 1 of each calendar Year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year, to be prorated during the first year from the Commencement Date. Such statement shall be certified by Landlord’s authorized representative showing: (A) the amount of the actual Expenses for the preceding calendar year, with a breakdown of amounts by major categories of the Expenses; (B) the amounts paid by Tenant toward the estimated Expenses during the preceding calendar year; and (C) any applicable limitation under this Paragraph 4. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior

Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement.
               (ii) Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after the end of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
               (iii) With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be with respect to expenses which Landlord allocates to the entire Project, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only a portion of the Project or that varies with the occupancy of the Project. Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such Utilities and other services and costs. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense.
               (iv) In the event the average occupancy level of the Building or the Project is not one hundred percent (100%), then the Expenses shall be adjusted by Landlord to reflect those costs which would have incurred had the Building or the Project, as applicable, been one hundred percent (100%) occupied during such year. Landlord agrees that since one of the purposes of Expenses and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (A) Landlord will not collect or be entitled to collect Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Expenses actually paid by Landlord in connection with the operation of the Building and the Project, and (B) Landlord shall make no profit from Landlord’s collections of Expenses.
               (v) Landlord reserves the right from time to time to remeasure the Premises, the Building and/or the Project in accordance with the current or revised generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building and/or the Project.
          (e) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to as the “Rent.” Except as expressly set forth in this Lease, all Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America and through a domestic branch of a United States financial institution, by check or electronic payment. Checks are to be made payable to “Kifer Tech Investors, LLC” and shall be mailed to: Kifer Tech Investors LLC, CBRE — #7945, P.O. Box 82551, Goleta, California 93118-2551 or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Wiring instructions for electronic payments will be provided separately. Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.
          (f) Statements Binding. Every statement given by Landlord pursuant to Paragraph 4(d)(i) of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within three (3) years after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to binding arbitration within three (3) years after receipt of the statement. Pending the determination of such dispute by agreement or binding arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.
          (g) Audit Rights. Provided that Tenant notifies Landlord in accordance with the terms of Paragraph 4(f) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided that Tenant utilizes a Certified Public Accountant (the “CPA”) that is not compensated on a contingency basis, upon at least thirty (30) days’ prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Expenses for the immediately previous three (3) calendar years of the Term. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within three (3) months of commencing such audit. If Tenant fails to complete the audit and present any disputed charges to Landlord within the foregoing three (3) month period, then Tenant shall forfeit any rights to claim a refund, rebate, or return of the Expenses set forth in the statement. If, following

Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request. Notwithstanding anything herein to the contrary, if such certification by the Third CPA indicates that a refund owing Tenant exceeds the aggregate amount properly payable by Tenant pursuant to the terms of this Lease by five percent (5%) or more, then Landlord shall reimburse Tenant at such time any reasonable out-of-pocket audit expenses.
     5. Utility Expenses.
          (a) Tenant shall pay the cost of all water, sewer use, sewer discharge fees, permit costs, sewer connection fees, gas, water, heat, electricity, refuse pick-up, janitorial service, telephone and all materials and services or other utilities (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant shall also be directly responsible for any nonstandard usage of electricity. The Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof, and Tenant’s occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project. Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.
          (b) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable Laws permitting the termination of this Lease due to such failure or interruption.

          (c) Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning, insulation, or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant or occupancy level. Landlord shall have no liability for loss or damage in connection therewith. Any supplementary air-conditioning, insulation, or ventilation equipment required for Tenant’s needs shall be at Tenant’s sole expense.
          (d) Without limiting the terms of Paragraph 5(a) above, Landlord has contracted with Pacific Gas & Electric Company to provide electricity for the Building, and Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”); provided that if Landlord elects to switch the Electric Service Provider, it must select one that provides electricity at commercially competitive prices and with a high level of service in providing a consistent level of electrical output with rare interruptions. Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the Term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including, without limitation, allowing Landlord and the Electric Service Provider, and their respective agents, employees, and contractors, (A) to install, repair, replace, improve and remove any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (B) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, without limitation, loss of business or consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.
     6. Late Charge. Late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent when due and such failure continues for five (5) days after written notice from Landlord to Tenant, or if for a second or subsequent time in any calendar year Tenant fails to pay any Rent when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due. Such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.
     7. Security Deposit. Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for Tenant’s full and faithful performance of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s Default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant if Tenant fails to repair such damage within the cure period set forth in Paragraph 24(a), (c) to perform Tenant’s obligations under Paragraph 11, if Tenant fails to do so, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default, including, without limitation, future rent and all other damages recoverable pursuant to California Civil Code Section 1951.2. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that restrict Landlord’s use or application of the Security Deposit or that provide specific time periods for return of the Security Deposit. Without limiting the generality of the foregoing, Tenant expressly agrees that if Landlord terminates this Lease due to Tenant’s Default or if Tenant terminates this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Security Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined. If Tenant faithfully and fully complies with this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. If Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit. Tenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees which a court would award Landlord as damages for such Default by Tenant.
     8. Possession.
          (a) Tenant’s Right of Possession. Tenant shall be permitted to enter upon the Premises within three (3) days following mutual execution hereof, at all reasonable times for the sole purpose of constructing the Tenant Improvements and otherwise readying the Premises for Tenant’s occupancy; provided, however, that prior to any such entry, Tenant shall provide Landlord with proof of Tenant’s insurance as set forth in Paragraph 15 below. Such entry upon the Premises shall be subject to all of the provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Expenses until the Commencement Date as set forth in Paragraph 3 above. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises delay the Commencement Date of this Lease.
          (b) Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant as provided in Paragraph 8(a), this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors, or Landlord’s Manager or Investment Adviser (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom but the Commencement Date shall be extended by each day Landlord is delayed in delivering the Premises to Tenant in accordance with Paragraph 8(a).
     9. Use of Premises.
          (a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant shall pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.
          (b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project, including, without limitation, any Laws requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, and removal of asbestos, whether substantial in cost or otherwise; provided, however, that except as provided in Paragraph 9(c) below, Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, structural changes to the Premises or the Building not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) which may hereafter be in force, provided that Landlord shall not voluntarily agree to any new Private Restrictions which adversely impact Tenant’s rights under this Lease; and (iii) any and all rules and regulations set forth in Exhibit D and any other reasonable rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project (collectively, the “Rules and Regulations”), provided Landlord shall not impose any new Rules and Regulations which adversely impact Tenant’s rights under this Lease. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
          (c) Compliance with Americans with Disabilities Act. The Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including, without limitation, all requirements of Title 24 of the State of California Code, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall comply with the ADA, and all costs incurred to comply therewith shall be a part of and included in the cost of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of these requirements and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to possible reimbursement in accordance with Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided that, if such work is required under the ADA as a result of Tenant’s use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant.
     Except as otherwise expressly provided in this Lease, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including, without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.
          (d) Roof Access. Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain, and from time to time replace a satellite dish, antenna or similar telecommunications equipment (“Rooftop Equipment”) on the roof of the Building, provided that (a) Tenant shall (i) prior to commencing any installation or maintenance, obtain Landlord’s prior approval of the proposed size, weight and location of the Rooftop Equipment and method for fastening the Rooftop Equipment to the roof, (ii), use the Rooftop Equipment solely for its internal use, (iii) not grant any right to use of the Rooftop Equipment to any other party, and (iv) obtain and maintain in effect, at Tenant’s sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord and that (b) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof. Landlord may supervise or perform any roof penetration related to the installation of a Rooftop Equipment, and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant further agrees to label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Equipment. The Rooftop Equipment shall remain the property of Tenant, and Tenant may remove the Rooftop Equipment at its cost at any time during the Term, after five (5) days’ written notice to Landlord. Tenant shall remove the Rooftop Equipment at Tenant’s cost and expense upon the expiration or termination of this Lease. Tenant agrees that the Rooftop Equipment, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Building, or the operation of communications (including, without limitation, other satellite dishes) or computer devices by Landlord or by other current tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord reserves the right to disconnect power to any Rooftop Equipment if Tenant fails to correct such interference within twenty-four (24) hours after such notice. Additionally, Landlord shall require any new occupant of the Project that is permitted rooftop communication facility rights to cooperate with Tenant in adopting commercially reasonable measures to ensure the mutual compatibility between the operation of such facilities and the operation of Tenant’s Rooftop Equipment. If, notwithstanding the commercially reasonable efforts of Tenant and such other occupant of the Project to prevent the same, such new occupant’s rooftop facilities materially interfere with Tenant’s operation of its Rooftop Equipment, then Landlord shall cause such other occupant of the Project to discontinue the use of such rooftop facilities, unless and until such facilities may be operated without material interference with Tenant’s operation of its Rooftop Equipment. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Rooftop Equipment, and Tenant shall satisfy itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Equipment. Tenant’s obligations under this paragraph shall survive any termination of this Lease.
     10. Acceptance of Premises.
          (a) By accepting delivery of the Premises, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.
          (b) Notwithstanding the provisions of Paragraph 10(a) above or any other provision in this Lease, Landlord shall cause the Building’s Systems and all components of the Building Systems to be in good working order on the Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the one hundred twentieth (120th) day after the Commencement Date and shall be corrected by Landlord at its sole cost and expense (and not as an Expense). In the event Tenant fails to deliver a written claim to Landlord on or before such one hundred twentieth (120th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(b). Landlord’s obligations under this Paragraph 10(b) shall specifically exclude any obligation to repair any damage caused to the Building Systems by Tenant or Tenant’s Agents. “Building Systems” shall include all mechanical, electrical and plumbing systems serving the Premises.
     11. Surrender. On the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in the same condition and repair as the Premises are delivered to Tenant (damage by acts of God, fire, and normal wear and tear excepted), and (b) otherwise in accordance with Paragraph 32(h). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations that Landlord has not consented to or that Landlord has not informed Tenant may remain in the Premises pursuant to Paragraph 12(h) below and/or the initial Tenant Improvements constructed and installed pursuant to Exhibit B hereto, and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned if Tenant does not remove it within five (5) days of written notice from Landlord and such abandoned Tenant’s Property may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property, provided that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove in accordance with the terms of this Lease shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 32(h) below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 35 below) until the Premises are so surrendered in accordance with said Paragraphs. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises together with, in each case, actual attorneys’ fees and costs.
     12. Alterations and Additions.
          (a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which conflicts with the Construction Rules and Regulations or which affects structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. Construction Rules and Regulations means Landlord’s standard rules and regulations relating to construction and alterations, as updated and revised from time to time. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord, provided that such Alterations (i) do not affect the structural portions of the Building or the Project or the Systems serving the Building and/or the Project, (ii) are “generic” office and R&D improvements (as determined by Landlord in good faith), (iii) consist of improvements and finishes that are similar to, and of equal or higher quality than, the Tenant Improvements, (iv) do not cost in excess of Fifty Thousand Dollars ($50,000.00) to construct and install on an individual basis or in the aggregate during a twelve (12) month period, and (v) are performed in full compliance with the terms of Paragraphs 12(b) through 12(g) below.
          (b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and such reasonable requirements requested by Landlord, including the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor reasonably approved in writing by Landlord. As a further condition to giving consent to any Alterations which will exceed Two

Hundred Fifty Thousand Dollars ($250,000), Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other required permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant shall diligently and continuously pursue their completion and issuance of any final permit and certificate of occupancy, as applicable. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Landlord’s Manager and investment advisor and agent, Tenant, and Landlord’s Property Manager and lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).
          (c) All Alterations, including heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.
          (d) No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord’s prior written consent, which shall not be unreasonably withheld. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.
          (e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

          (f) Tenant shall not make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.
          (g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.
          (h) At the time of requesting Landlord’s consent to any Alterations, Tenant shall have the right to request that Landlord inform Tenant whether such Alterations may remain in the Premises following, or must be removed from the Premises prior to, the expiration or sooner termination of this Lease.
     13. Maintenance and Repairs of Premises.
          (a) Maintenance by Tenant. Subject to the provisions of Paragraphs 13(b), 21 and 22, Tenant shall, at its sole expense, (i) keep and maintain in good order and condition the Premises and Tenant’s Property, and repair and replace every part thereof, including without limitation the glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, all communications systems serving the Premises, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and roll-up doors, ramps and dock equipment (including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises), (ii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (iii) maintain and replace all lamps, bulbs, starters and ballasts. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.
          (b) Maintenance by Landlord.
               (i) Subject to the provisions of Paragraphs 21 and 22, and as an Operating Expense subject to the terms of Paragraph 4, Landlord shall repair and maintain in good order and condition the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Parking Areas, and the Common Areas (including pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems).

               (ii) Subject to the provisions of Paragraphs 21 and 22, Landlord, at its own cost and expense, shall repair and maintain in good order and condition the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls).
               (iii) Subject to the provisions of Paragraphs 21 and 22, Landlord, at Tenant’s sole cost and expense, shall repair and maintain in good order and condition the Building Systems, including without limitation plumbing, HVAC, backup generator system, electrical systems, lifesafety and fire alarm systems. Without limiting the generality of the foregoing, and in connection therewith, Landlord shall obtain and keep in force preventive maintenance contracts providing for regular (at least quarterly) inspection and maintenance of the HVAC systems and the emergency backup generator by a qualified service contractor(s) selected by Landlord. All costs and expenses incurred by Landlord in connection with the repairs and maintenance set forth in this Paragraph 13(b)(iii) shall be payable by Tenant as Additional Rent (but not as Expenses). Other than scheduled service appointments, Landlord’s obligations under this Paragraph 13(b)(iii) are subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Notwithstanding anything in this Paragraph 13(b)(iii) to the contrary, in the event any equipment replacements that are capitalized under generally accepted real estate accounting principles are required in order to repair and maintain the Building Systems in good order and condition, then Tenant shall only be required to pay an amortized portion of the cost of such capital replacement falling due within the Term (including any Renewal Term) based upon the amortization of such capital replacement over its useful life, as reasonably determined by Landlord.
               (iv) Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith to the extent not covered by insurance proceeds, and such reimbursement shall be paid, in full, within ten (10) days after Landlord’s demand therefor. Landlord’s obligations hereunder are subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.
          (c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

     14. Landlord’s Insurance. Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements of any insurer providing fire and commercial general liability insurance covering the Building and the Project.
     15. Tenant’s Insurance.
          (a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, UBS Realty Investors llc and Landlord’s lenders (collectively, “Landlord’s Insureds”), as additional insureds against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (including coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best’s Key Rating Guide.
          (b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.
          (c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

          (d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).
     16. Indemnification. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, including any Hazardous Materials, (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any Default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2), except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.
     17. Subrogation. Landlord and Tenant hereby mutually waive any claim against the other and its Agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers and have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.
     18. Signs.
          (a) Exterior Signage. Tenant shall be entitled to exclusive Building exterior signage and Building monument signage (collectively, the “Building Signage”). The Building Signage, including, without limitation, the exact location of the Building Signage and the manner in which it is attached, shall be subject to all applicable Laws and Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, provided that the location does not detract from the first-class quality of the Building. Such right to the Building Signage is personal to Tenant or any assignee of Tenant’s rights under this Lease and is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of Sunnyvale and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Laws; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its reasonable discretion; and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Building Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Building Signage. Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor. The rights provided in this Paragraph 18(a) shall be non-transferable unless transferred in connection with an assignment of all of Tenant’s rights under this Lease in accordance with Paragraph 23 below.
          (b) General Restrictions. Subject to the terms of Paragraph 18(a), Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent or without complying with Landlord’s signage criteria (the “Signage Criteria”), as the same may be reasonably established and modified by Landlord from time to time, and with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Notwithstanding the foregoing, Tenant shall have the right to install building standard identification signage (the “Identification Signs”) in locations designated by Landlord; provided, however, that Landlord shall have the right to approve the size, design and graphics of such Identification Signs; and provided, further, that such Identification Signs shall comply with the Signage Criteria and all applicable Laws. Notwithstanding anything to the contrary contained herein, Landlord reserves the right to withhold consent to any sign that, in the good faith judgment of Landlord, is offensive, political or otherwise not harmonious with first-class Buildings. Tenant shall be responsible for obtaining all governmental approvals (including, without limitation, the approval of the City of Sunnyvale) required for the installation of the Identification Signs, and Tenant shall pay all costs of installing (including all costs of obtaining any permits or approvals required for such installation) and subsequently removing the Identification Signs and of repairing any damage to the Premises and/or the monument pillar, as applicable, caused by such removal. Without limiting the foregoing, Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. In addition to any other rights or remedies available to Landlord, in the event that Tenant erects or installs any sign in violation of this Paragraph 18, and Tenant fails to remove same within three (3) business days after notice from Landlord or erects or installs a similar sign in the future, Landlord shall have the right to charge Tenant a signage charge equal to $100.00 per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future. Landlord’s election to charge such fee shall not be deemed to be a consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice.
     19. Free From Liens. Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.
     20. Entry By Landlord. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times, upon reasonable notice of at least twenty-four (24) hours (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants (provided that Landlord can only show the Premises to perspective tenants during the last nine (9) months of the Term) or to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted by Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and “for sale” or “for lease” signs, except that Landlord may only post “for lease” signs at the Premises during the last nine (9) months of the Term. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary. Landlord shall use commercially reasonable efforts while entering the Premises pursuant to this Paragraph 20 to minimize any interference with Tenant’s use of the Premises.
     21. Destruction and Damage.
          (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:
               (i) In the event of total destruction (which means destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”). If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.
               (ii) In the event of a partial destruction (which means destruction or damage not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.
               (iii) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises which costs in excess of One Hundred Thousand Dollars ($100,000) to repair occurring during the last twelve (12) months of the Term, either Landlord or, if such damage to the Premises materially impairs Tenant’s ability to continue its business operations therein, then Tenant may elect to terminate this Lease by written notice of such election given to the other party within thirty (30) days after the Casualty Discovery Date.

          (b) If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.
          (c) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period from the Casualty Discovery Date until substantial completion of such repair or restoration; provided, however, that if such damage or destruction resulted from the negligent acts of Tenant or Tenant’s Agents, then such abatement shall be limited to the extent of rental abatement insurance proceeds received by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
          (d) If the Premises is damaged or destroyed to the extent that the Premises cannot be substantially repaired or restored by Landlord within two hundred seventy (270) days after the Casualty Discovery Date, Tenant may terminate this Lease immediately upon notice thereof to Landlord, which shall be given, if at all, not later than fifteen (15) days after Landlord notifies Tenant of Landlord’s estimate of the period of time required to repair such damage or destruction.
          (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.
          (f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

     22. Condemnation.
          (a) If twenty-five percent (25%) or more of either the Premises or the Building or the parking areas for the Building is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If a portion of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be objectively and reasonably untenantable for the conduct of Tenant’s business operations, then Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the Parking Areas following such Condemnation, including any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.
          (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, provided that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

     23. Assignment and Subletting.
          (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 23, provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof, and (iii) Tenant provides a fully completed Hazardous Materials Disclosure Certificate for such assignee or subtenant in the form of Exhibit G attached hereto.
     Tenant shall not voluntarily or by operation of law assign or transfer any right or interest under this Lease, including, but not limited to, the right to initiate any collections, lawsuits, audits or other findings of fact.
          (b) When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant, and the proposed assignee’s or subtenant’s proposed use for the Premises, and shall provide current and prior annual financial statements for the preceding three (3) years (or less than three (3) years if assignee or subtenant has been in existence for less than three (3) years) for the proposed assignee or subtenant, which financial statements shall be audited, or if audited financial statements are unavailable, such statements shall be certified by the chief financial officer of the proposed assignee or subtenant, and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, or, in the case of an assignment by operation of law, a copy of the proposed agreement that would effect the assignment, in all cases including all material terms and conditions thereof, and all other information reasonably requested by Landlord concerning the proposed sublease or assignment and the parties involved therein. Landlord shall have the option, to be exercised within fifteen (15) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date of the proposed sublease of the entire Premises (as opposed to a portion of the Premises) for substantially the remainder of the Term or assignment of all of Tenant’s rights under this Lease, (2) sublease or take an assignment, as the case may be, from Tenant of the portion of Tenant’s interest in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (B) in the case of a sublease, as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions set forth in such subtenant’s sublease. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement. If Landlord elects to terminate this Lease as to a portion of the Premises as provided in this Paragraph 23(b), Tenant shall execute an amendment to this Lease to that effect within ten (10) days after Landlord’s written request, and if Landlord elects to sublease a portion of the Premises as provided in this Paragraph 23(b), Tenant shall be responsible for all demising and tenant improvement costs to effectuate the sublease.
          (c) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all commercially reasonable criteria including, but not limited to, the following: (1) the creditworthiness and financial stability of the proposed assignee or subtenant, (2) the proposed sublessee or assignee conducts “freight forwarding,” “logistics” or any other use that results in truck usage greater than Tenant’s approved use, and (3) whether the proposed sublessee or assignee uses Hazardous Materials that pose a greater risk to the Property in the reasonable opinion of Landlord.
     Landlord may withhold its consent to any assignment or sublease, if any one or more of the following circumstances apply: (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iv) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; (v) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee occupies space in the Project at the time of the request for Landlord’s consent; and (vi) if the proposed subtenant or assignee is a Prohibited Person, as defined in Paragraph 47.
          (d) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent, and any other consideration payable by the assignee or sublessee to Tenant, less (i) leasing commissions that are reasonable and customary for the local market in which the Premises are located, (ii) reasonable attorneys’ fees, and (iii) sublease related tenant improvement costs, if any, to the extent any such costs are incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. For purposes of the aforesaid calculation, the foregoing costs shall be amortized on a straight-line basis over the term of such assignment or sublease. Such excess shall be referred to as the “Transfer Premium.” If part of the consideration for such transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple transfers, the Transfer Premium shall be calculated independently with respect to each transfer. The Transfer Premium due Landlord hereunder shall be paid within five (5) days after Tenant receives any Transfer Premium from the transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any transfer shall be found to be understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in Default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.
          (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether the approval of Landlord, or any such guarantor or surety, has been obtained for any such assignment or subletting).
          (f) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees and expenses of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
          (g) A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
          (h) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.
          (i) Notwithstanding anything in this Lease to the contrary, if Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.
          (j) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. If a third party (other than an assignee of this Lease or a subtenant or occupant of the Premises) pays Landlord Rent (whether or not on behalf of Tenant) or otherwise performs Tenant’s obligations under this Lease, Landlord’s acceptance of such Rent or performance shall not release Tenant from Tenant’s obligations under this Lease, but such third party, at Landlord’s option, shall be deemed a tenant under this Lease and, in such event, Tenant and such third party shall be jointly and severally liable for Tenant’s Lease obligations. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting.
          (k) Without limiting the other transaction(s) that may constitute or result in an assignment of this Lease, each of the following shall be deemed to be an assignment under this Lease: (1) the merger or consolidation of Tenant with or into another entity, whether or not Tenant is the surviving entity, except a merger of Tenant into a wholly-owned subsidiary to effect a reincorporation in another state; (2) except in the case of a public offering of securities registered with the Securities and Exchange Commission, a transfer, issuance, or dilution of greater than fifty percent (50%) of the ownership or beneficial interests (whether stock, partnership interest, membership interest or otherwise) in Tenant, either in a single transaction or a series of transactions (whether related or unrelated), such that the ultimate owners or holders (whether direct or indirect) of such interests on the date of this Lease cease to own more than fifty percent (50%) of the ownership or beneficial interest in Tenant; (3) the commencement of liquidation proceedings or the dissolution of Tenant (whether or not in connection with liquidation proceedings); (4) the conversion or change of Tenant into another type of entity (e.g., the conversion of a corporation into a limited liability company); (5) the reorganization or restructuring of Tenant, including, without limitation, by a spin-off or split-off; and (6) the change in the identity of such number of “controlling persons” as, under the organizational documents of Tenant, is the minimum number of persons required to approve any act involving the management or operation of the business of Tenant; provided that subheading (1) if Tenant is the surviving entity, and subheadings (2) and (6) will not apply to Tenant if Tenant is a corporation the stock of which is listed on a national securities exchange (as this term is used in the Securities Exchange Act of 1934, as amended) or is publicly traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal

(a “Public Company”). For purposes of this Paragraph 23, (A) the term “controlling persons” means the directors if Tenant is a corporation, Tenant’s member(s) or managers if Tenant is a limited liability company, Tenant’s general partner(s) if Tenant is a partnership, or other persons having equivalent control over said approval if another entity, and (B) the term “organizational documents” means the charter, bylaws, and shareholders’ agreement if Tenant is a corporation, the articles of organization or certificate of formation and operating agreement if Tenant is a limited liability company, the partnership agreement if Tenant is a partnership, or equivalent documents governing Tenant’s organization and governance if Tenant is another entity.
     References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any sign or directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23. Tenant shall deliver to Landlord, within fifteen (15) days after Landlord’s request, which request Landlord may make from time to time, the following: (i) if Tenant is a limited liability company, a list of Tenant’s members and their membership interest in Tenant, and the name and contact information for Tenant’s manager(s); (ii) if Tenant is a partnership, a list of Tenant’s partners, and their partnership interests in Tenant, and if any of Tenant’s general partner(s) is a corporation or limited liability company, a list of such general partner’s corporate directors and officers or members and managers, respectively; (iii) if Tenant is a corporation, a list of Tenant’s shareholders that own five percent (5%) or greater of Tenant’s stock and their ownership interest in Tenant, and a list of Tenant’s directors; and (iv) a copy of Tenant’s organizational documents; provided that this sentence will not apply to Tenant if Tenant is a Public Company. The foregoing shall be certified by Tenant’s authorized representative.
          (l) No assignment or sublease shall be binding on Landlord unless the proposed assignee or subtenant delivers to Landlord a fully executed counterpart of the assignment, sublease or other agreement that contains (1) in the case of an assignment, the assumption by the assignee of all obligations of Tenant under this Lease, or (2) in the case of a sublease, recognition by the subtenant of the provisions of this Paragraph 23 (including that such sublease is subject to this Lease and all of the terms, covenants and conditions contained in this Lease), and which assignment, sublease or other agreement shall otherwise be in form and substance reasonably satisfactory to Landlord, but the failure or refusal of a proposed assignee or subtenant to deliver such instrument shall not release or discharge such assignee or subtenant from the provisions and obligations of this Paragraph 23, and, at Landlord’s option, shall constitute a Default under this Lease. Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein, except as otherwise provided in any such sublease. By accepting such assignment or entering into such sublease, an assignee or subtenant shall be deemed to have assumed and agreed to comply with each and every covenant, agreement, term, provision and conditions of this Lease, other than such contrary or inconsistent obligations to which landlord has specifically consented in writing. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.
          (m) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof. Tenant’s sole remedy if Landlord unreasonably withholds its consent to an assignment, sublet or transfer in violation of Tenant’s rights under this Lease shall be injunctive relief, and Tenant hereby expressly waives California Civil Code Section 1995.310, which permits all remedies provided by law for breach of contract, including, without limitation, the right to contract damages and the right to terminate this Lease if Landlord unreasonably withholds consent to a transfer in violation of Tenant’s rights under this Lease, and any similar or successor statute or law in effect or any amendment thereof during the Term.
          (n) Notwithstanding anything to the contrary contained in this Paragraph 23, Tenant, upon written notice to Landlord, but without Landlord’s consent, may assign this Lease or sublet all or any part of the Premises to any related entity, subsidiary, successor or affiliate of Tenant (collectively, “Affiliates”, provided that any such Affiliate (other than a subsidiary that is majority owned or controlled by Tenant) must have a net worth equal to or greater than the net worth of Tenant as of the Lease Date. Concurrently with providing notice to Landlord of the making of a sublease to an Affiliate, Tenant shall be required to submit to Landlord (i) reasonably satisfactory evidence that the transferee is an Affiliate, (ii) reasonably satisfactory evidence of the Affiliate’s net worth, and (iii) an executed counterpart of the transfer document. Similar evidence that such transferee continues to be an Affiliate shall be furnished by Tenant to Landlord within fifteen (15) days after request therefor, provided that such request is not made more often than annually. Any assignment of sublease to an Affiliate shall not relieve Tenant from liability under this Lease.
          (o) Notwithstanding anything to the contrary contained in this Paragraph 23, provided Tenant occupies at least fifty-one (51%) of the Premises, Tenant may license space in the Premises to any one or more Strategic Partners (as hereinafter defined) upon written notice to Landlord but without Tenant being required to obtain Landlord’s prior written consent, provided (i) the aggregate square feet of space so licensed to all Strategic Partners at each and every point in time during the Lease Term is no more than forty-nine percent (49%) of the Premises, (ii) the term of each such license shall expire on or before the expiration or sooner termination of the Lease, (iii) each such license is expressly subject and subordinate to this Lease, (iv) Tenant shall ensure that each such license does not violate any of the provisions of this Lease or cause Tenant to violate any such provisions, and (v) no such licensee shall use, store, generate, release or otherwise handle in, on or about the Premises any hazardous materials except for minor amounts thereof commonly used for office purposes (e.g., white out, copier toner). As used herein “Strategic Partners” mean a person or entity that Tenant is working jointly with on a product or project as part of Tenant’s business strategy. If at any time during the Lease Term Tenant is no longer Trident Microsystems, Inc. or an Affiliate of Trident Microsystems, Inc., then the provisions of this Paragraph 23(o) shall no longer be applicable, and all further licenses shall be effectuated, if at all, only after Tenant first obtains Landlord’s prior written consent thereto in accordance with this Paragraph 23. If Landlord determines in its good faith discretion that any license to an Strategic Partner effected pursuant to this Paragraph 23(o) is inconsistent with the standards of a Class A office project, is detrimental to the reputation or standing of the Project, or violates any exclusives within the Project, then Tenant shall cause such license to be terminated within thirty (30) days’ written notice from Landlord.
     24. Default.
          (a) Tenant’s Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):
               (i) The abandonment of the Premises by Tenant for a period of ten (10) consecutive days or which would cause any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided in this Lease and waives any right to any other or further notice or service notice;
               (ii) Failure to pay any installment of Rent or any other monies due and payable hereunder, and such failure shall not have been cured within five (5) days after written notice thereof from Landlord;
               (iii) A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (collectively, “Guarantor”) for the benefit of creditors;
               (iv) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;
               (v) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s Property, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
               (vi) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;
               (vii) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30, 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and as required by Paragraph 40;
               (viii) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
               (ix) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;
               (x) Failure to perform any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of such written notice;
               (xi) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) business days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;
               (xii) Chronic overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. “Chronic overuse” means use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during any calendar year, after written notice by Landlord;
               (xiii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;
               (xiv) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within twenty (20) business days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof;
               (xv) Tenant’s failure to commence business operations in the Premises within one hundred eighty (180) days following the Commencement Date, subject to delays beyond Tenant’s reasonable control (other than financial difficulty); and

               (xvi) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.
Tenant agrees that any notice given by Landlord pursuant to Paragraph 24(a)(xi) or (xii) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, et seq., and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
          (b) Landlord’s Default. If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials, or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.
     25. Landlord’s Remedies.
          (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
               (i) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus
               (ii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
               (iii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; and (C) any concession made or paid by Landlord to the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including, without limitation, any unamortized portion of the Tenant Improvements Allowance (such Tenant Improvements Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvements Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus
               (v) such reasonable attorneys’ fees and expenses incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
               (vi) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
          (b) No Right of Redemption. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

          (c) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(c), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
               (i) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or
               (ii) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
          (d) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right to re-enter the Premises and remove all persons and property from the Premises in accordance with applicable Laws; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
          (e) Reletting. In the event of the abandonment of the Premises by Tenant or if Landlord elects to re-enter as provided in Paragraph 25(d) or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then without terminating Tenant’s contractual liability for Landlord’s damages, Landlord may from time to time relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. If Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (ii) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (iii) to the payment of any costs of such reletting; (iv) to the payment of the costs of any alterations and repairs to the Premises; (v) to the payment of Rent due and unpaid hereunder; and (vi) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during such month by Tenant, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
          (f) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
          (g) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of applicable Laws.
          (h) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.
     26. Right to Perform Obligations.
          (a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.
          (b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as reasonably determined by Landlord.
          (c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable Law.
          (d) Notwithstanding any provision set forth in the Lease to the contrary, if (i) Tenant provides prior written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, (ii) Landlord is, in fact, required to perform repairs and/or maintenance under the terms of this Lease, (iii) Landlord fails to commence such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or within five (5) business days in the case of an emergency), and (d) Landlord’s failure to take such action materially and adversely affects Tenant’s use and/or occupancy of the Premises, then Tenant may proceed to take the required action after delivery of an additional ten (10) business days notice to Landlord specifying that the thirty (30) day period has expired, the specific action required, and that Tenant intends to take or commence such required action. If such action is required under the terms of this Lease to be taken by Landlord and is not commenced by Landlord within such ten (10) business day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable and necessary, actual out-of-pocket costs and expenses in taking such action (and only such action as specified in the ten (10) day notice given to Landlord). Such amounts shall be promptly reimbursed by Landlord on the receipt from Tenant of a detailed invoice setting forth a particularized breakdown of the costs and expenses incurred in connection with the action taken by Tenant. If Landlord fails to reimburse Tenant for any such costs and expenses and Tenant subsequently obtains a judgment against Landlord for the amount of any such costs and expenses, then unless Landlord pays the amount of such judgment to Tenant within thirty (30) days after a final judgment has been entered, Tenant may offset the amount of such judgment against the rent payable under this Lease until such time as the amount of such judgment has been paid in full. In the event Tenant takes such action, and such work affects the Systems serving the Building or the Building structure, Tenant shall use only those contractors used by Landlord in the Building for work on such Systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in other first-class buildings in the greater San Francisco Bay Area.
     27. Attorneys’ Fees.
          (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.
          (b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees and expenses as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

     28. Taxes. Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.
     29. Effect of Conveyance. “Landlord” means, from time to time, the then current owner of the Building or the Project. In the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder that become due after the date of such sale, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
     30. Estoppel Certificates.
          (a) From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignee of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate without modification and admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee or deed of trust holder.
          (b) Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as are required by Tenant above in Paragraph 31(a), except such changes as are reasonably necessary to reflect that the Estoppel Certificate is being granted and signed by Landlord to Tenant or Tenant’s lender, assignee or sublessee, rather than from Tenant to Landlord or to a lender or purchaser.
     31. Subordination. At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or deeds of trust which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or deeds of trust shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust and spreaders and consolidations of such mortgages or deeds of trust; provided Tenant must receive from the holder of such Superior Lease or Superior Mortgage a non-disturbance agreement in the form attached hereto as Exhibit F or otherwise in form and substance reasonably acceptable to Tenant (the “Non-Disturbance Agreement”, in consideration of, and as a condition precedent to Tenant agreeing to subordinate this Lease to such Superior Lease or such Superior Mortgage in accordance with this Paragraph 31. Landlord hereby represents and warrants to Tenant that no Superior Lease or Superior Mortgage exists on the Premises or the Building as of the execution date of this Lease.
     Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or trust deed or any of their respective successors in interest may reasonably request to evidence such subordination, provided such instrument contains the protections provided to Tenant in the Non-Disturbance Agreement. Without limiting the foregoing, Tenant’s failure to execute, acknowledge and deliver such instrument within the aforesaid time period shall constitute a Default hereunder. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee.”
     Notwithstanding the foregoing provisions of this Paragraph 31 or any other provision in this Lease, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, Tenant will only be required to subordinate this Lease to such Superior Lease or Superior Mortgage if the holder thereof provides a Non-Disturbance Agreement, whereby the holder of such Superior Lease or Superior Mortgage agrees that Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with this Lease, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor shall respect Tenant’s rights under the Lease and, upon succeeding to Landlord’s interest in the Building and Lease, shall observe and comply with all of Landlord’s duties under the Lease.
     If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”) and acknowledges Tenant’s rights under this Lease, then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

     32. Environmental Covenants.
          (a) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as set forth in Exhibit G or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 32(a).
          (b) As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (“PCBs”); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead-based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material.
          (c) “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901

et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.
          (d) During its use and occupancy of the Premises Tenant shall: (i) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or for normal quantities of cleaning and other business supplies customarily used in a warehouse (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (ii) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (iii) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, the Building or the Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.
          (e) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, or if Tenant becomes aware of Hazardous Materials at the Premises. Tenant shall promptly notify Landlord of same (and, in any event, deliver such notice within two (2) days of learning of same) and to the extent caused by Tenant or its Agents, investigate, clean up, remove or remediate such Hazardous Materials in full compliance with: (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.
     Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant promptly upon demand.
          (f) Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of this Lease or of any Environmental Laws.
          (g) Landlord shall have the right, but not the obligation, subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous

Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, if Tenant is in Default, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant promptly upon demand.
          (h) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project. Such Tenant obligations shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with this Lease with respect to Hazardous Materials, debris, or waste, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 of this Lease.
          (i) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises, the Building or the Project, liabilities and expenses (including attorneys’, consultants’ and experts’ fees)) incurred by Landlord during or after the Term and directly attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents or resulting from the action or inaction of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
          (j) Notwithstanding anything to the contrary in this Paragraph 32 or any other provision of this Lease, Tenant shall have no liability, responsibility or indemnity obligations for any Hazardous Materials located in, on or about the Premises, the Building or the Project (i) as of the execution date of this Lease, or (ii) released, discharged or disposed of in, on or about the Premises, the Building or the Project by Landlord or Landlord’s Agents at any time (“Landlord’s Hazardous Materials”).
          (k) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

     33. Notices. All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused). In no event shall either party use a post office box or other address which does not accept overnight delivery.
     34. Waiver. The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.
     35. Holding Over. Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to (i) the greater of the Base Rent last due in this Lease or fair market value for the Premises (as reasonably determined by Landlord) for the first thirty (30) days after the expiration of the Term, and (ii) the greater of one hundred fifty percent (150%) of the Base Rent last due in this Lease or fair market value for the Premises (as reasonably determined by Landlord) for any period after such thirty (30) day period, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(h), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
     36. Successors and Assigns. The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

     37. Time. Time is of the essence of this Lease and each and every term, condition and provision herein.
     38. Brokers. Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Provided that this Lease is fully executed by the parties hereto, then Landlord shall pay a commission to Broker pursuant to a separate written agreement between Landlord and Broker.
     39. Limitation of Liability. In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Buildings of the then current Landlord or (b) the equity interest Landlord would have in the Buildings if the Buildings were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Buildings (as such value is determined by Landlord), including any sales or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Project, any Building or the Premises. For purposes of this Lease, “Landlord Parties” means, collectively Landlord’s member(s) managers, partners, beneficiaries, shareholders, officers, directors, trustees, employees, agents, investment advisors, or any successor in interest of any of them. None of the Landlord Parties shall have any personal liability hereunder, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future member, manager, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member or manager in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer or any other third party.
     Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby waives and releases the other from all liability for consequential damages; provided, however, that this waiver and release shall expressly exclude those consequential damages incurred by Landlord in connection with (i) the holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, or (ii) the contamination of the Premises or any property resulting from the presence or use of Hazardous Materials caused or permitted by Tenant or Tenant’s Agents.
     40. Financial Statements. Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. For so long as Tenant is a Publicly Company, Tenant’s obligations under this Paragraph 40 may be satisfied by the financial information that is disclosed in the publicly available 10K and 10Q reports.
     41. Rules and Regulations. Tenant shall comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit D. Notwithstanding anything to the contrary contained in this Paragraph, if any future modification, amendment or supplement to the Rules or Regulations are in conflict with any term, covenant or condition of this Lease, then this Lease shall prevail. In the event any other tenant or other occupant of the Project fails to comply with the Rules and Regulations, and such non-compliance unreasonably interferes with Tenant’s use of the Premises, then Landlord shall use commercially reasonable efforts, following a written request from Tenant, to enforce such Rules and Regulations against other tenants of the Building; provided, however, that Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations. The Rules and Regulations shall be uniformly applied without discrimination; provided, however, that nothing contained herein shall prevent Landlord from waiving any of the Rules and Regulations for individual tenants in the exercise of its good faith business judgment, any such waiver shall not waive the applicability or enforceability of such rule or regulation as to any other tenant.
     42. Mortgagee Protection.
          (a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.
          (b) Rights to Cure. Tenant shall give to any trust deed or mortgage holder (“Holder”), by the method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) and actually completes such cure within sixty (60) days after receipt of such written notice, in which event this Lease shall not be terminated.
     43. Parking.
          (a) Provided that Tenant shall not then be in Default under the terms and conditions of the Lease; and provided, further, that Tenant shall comply with and abide by Landlord’s reasonable parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of its employees’ and Visitors’ standard size passenger automobiles, pick-up trucks, vans and SUVs the number of non exclusive parking spaces set forth in the Basic Lease Information in the Parking Areas; provided, however, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas. All spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. Landlord shall designate the number of Designated Visitor Parking Spaces as set forth in the Basic Lease Information as Visitor parking for the Building in the front area of the Building, but otherwise in an area reasonably selected by Landlord. Tenant’s license to use the parking spaces provided for herein shall be subject to such reasonable terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time, except Tenant shall not be required to pay any parking charge.
          (b) Each vehicle shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents and Visitors to park any vehicles in locations other than those specifically designated by Landlord for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing, except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

          (c) Visitors, clients and/or customers (collectively, “Visitors”) to the Project and the Premises shall park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors.
     If any tax, surcharge or fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or fee as Additional Rent, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).
     In addition to any other rights or remedies available to Landlord, if Tenant parks trucks or trailers in violation of this Paragraph 43, and fails to remove same within one (1) business day after notice from Landlord, Landlord shall have the right to charge Tenant a parking charge equal to $100.00 per day per truck or trailer. Landlord’s election to charge such a fee shall not be deemed to be a consent by Landlord to such parking, and Tenant shall remain obligated to remove such trucks and trailers in accordance with Landlord’s notice.
     44. Entire Agreement. This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.
     45. Interest. Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) an annual rate equal to twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.
     46. Construction. This Lease shall be construed and interpreted in accordance with the laws of the State where the Project is located. No rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.
     47. Representations and Warranties of Tenant. Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease. Tenant shall re-certify such representations to Landlord periodically, upon Landlord’s reasonable request.
          (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
          (b) Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
          (c) (i) Tenant is not in violation of any Anti-Terrorism Law;
               (ii) To the best of its knowledge neither Tenant or any holder of any direct or indirect equitable, legal or beneficial interest in Tenant is, as of the date hereof:
               (A) conducting any business or engaging in any transaction or dealing with any Prohibited Person, or any “forbidden entity” (as defined in Illinois Public Act 094-0079), including the governments of Cuba, Iran, North Korea, Myanmar, Sudan, Syria and Venezuela and, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person or forbidden entity;
               (B) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or
               (C) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and
               (iii) Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.
     If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.
     As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, Illinois Public Act 094-0079, and any regulations promulgated under any of them. As used herein, “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.
     48. Name of Building. If Landlord chooses to change the name or address of the Building and/or the Project, such change shall not affect in any way Tenant’s obligations under this Lease, and, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect; provided that Landlord must obtain Tenant’s prior written consent before changing the name of the Building. Such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change and Tenant providing written notice approving any such name change for the Building.
     49. Renewal Option (with FMV Rent).
          (a) Exercise of Options. Provided Tenant is not in Default (beyond applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, at the date of both the Extension Notice and the effective date of the Option, Tenant shall have the option (the “Option”) to renew this Lease for an additional five (5) year period (the “Extension Term”) for the period commencing on the date following the Expiration Date upon the terms and conditions contained in this Paragraph 49. To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of intent to exercise said Option not more than twelve (12) nor less than nine (9) months prior to the date on which the Extension Term which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof. In the event Tenant exercises the Option, this Lease will terminate in its entirety at the end of the Extension Term and Tenant will have no further option to renew or extend the Term of this Lease.
          (b) Procedures for Determining Prevailing Market Rate.
               (i) If Tenant timely exercises the Extension Option, not later than [six (6)] months prior to the commencement of the Extension Term, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate for the Premises for the Extension Term. Within thirty (30) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing that (A) Tenant accepts Landlord’s proposal or (B) Tenant rejects Landlord’s proposal. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Prevailing Market Rate for the Extension Term shall be deemed rejected by Tenant.

               (ii) If Tenant timely rejects Landlord’s proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree within thirty (30) days following the earlier of (A) Landlord’s receipt of Tenant’s notice rejecting Landlord’s proposal or (B) the expiration of the thirty (30) day period referred to in subparagraph (a) above (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Article. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within thirty (30) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Extension Term, supported by the reasons therefore (respectively, “Landlord’s Determination” and “Tenant’s Determination”). Landlord’s Determination may be more or less than its initial proposal of Prevailing Market Rate. If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations. If the Prevailing Market Rate is not resolved by exchange of the Determinations, the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraisal Panel (as hereinafter defined).
               (iii) Within thirty (30) days after the parties exchange Landlord’s and Tenant’s Determinations, the parties shall each appoint a neutral and impartial appraiser who shall be certified as an MAI or ASA appraiser and shall have at least ten (10) years’ experience, immediately prior to his or her appointment, as a real estate appraiser of office properties in the City and County where the Project is located. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar). If either Landlord or Tenant fails to appoint an appraiser within said thirty (30) day period, the Prevailing Market Rate for the Extension Term shall be the Determination of the other party who timely appointed an appraiser.
     Landlord’s and Tenant’s appraisers shall work together in good faith to appoint a neutral or impartial third party appraiser within fifteen (15) days, and notify both Landlord and Tenant of such selection. The three appraisers shall then work together in good faith to decide which of the two Determinations more closely reflects the Prevailing Market Rate of the Premises for the Extension Term. The Determination selected by such appraisers shall be binding upon Landlord and Tenant. If all three appraisers cannot agree upon which of the two Determinations more closely reflects the Prevailing Market Rate within forty-five (45) days, the decision of a majority of the appraisers shall prevail.
               (iv) Within five (5) days following notification of the identity of the third appraiser, Landlord and Tenant shall submit copies of Landlord’s Determination and Tenant’s Determination to the third appraiser. The three appraisers are referred to herein as the “Appraisal

Panel.” The Appraisal Panel, if it so elects, may conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel. Within forty-five (45) days following the appointment of the third appraiser, the Appraisal Panel, by majority vote, shall select either Landlord’s Determination or Tenant’s Determination as the Prevailing Market Rate of the Premises for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.
               (v) Each party shall pay the fees and expenses of the appraiser appointed by such party, and one-half of the fees and expenses of the third appraiser and the expenses incident to the proceedings of the Appraisal Panel (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties).
          (c) Prevailing Market Rate. As used in this Lease, the phrase “Prevailing Market Rate” means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm’s length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions recently entered into for space in the Building and in Comparable Buildings (“Comparison Leases”) and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any “base year” or “expense stops”; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, number of docks and efficiencies of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) the value of existing leasehold improvements to Tenant; and (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to (i) any rental abatement period granted to tenants in Comparison Leases in connection with the design and construction of tenant improvements, (ii) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant’s exercise of the Extension Option or in connection with the Comparison Leases, and (iii) moving allowances paid. For purposes of this Article, (“Comparable Buildings”) shall mean comparable class two story office/R&D buildings in the Sunnyvale market area.
          (d) This option is personal to the original Tenant under the Lease or any Affiliate that has been assigned Tenant’s rights under this Lease.
     50. Security.
          (a) While Landlord may in its sole and absolute discretion, engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, and Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s employees or Visitors in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.
          (b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of access to the Premises, the Building or the Project and other related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.
     51. Judicial Reference.
          (a) This Lease shall be construed and enforced in accordance with the laws of the State of California. Landlord and Tenant agree that, other than an action by Landlord to obtain possession of the Premises or any action which seeks relief which can only be obtained by court proceeding, any action or proceeding by either of them against the other arising out of or in connection with this Lease, Tenant’s use or occupancy of the Premises, or any claim of injury or damage occurring in or about the Building or the Premises shall, upon the motion of either party, be submitted to general judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq. or any successor statutes thereto. The parties shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. The general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. Landlord and Tenant shall use the procedures adopted by Judicial Arbitration and Mediation Services/Endispute (“JAMS”) for judicial reference (or any other entity offering judicial reference dispute resolution procedures as may be mutually acceptable to the parties), provided that the following rules and procedures shall apply in all cases unless the parties agree otherwise:
               (i) The proceedings shall be heard in the County where the Project is located;
               (ii) The referee must be a retired judge or a licensed attorney with substantial experience in relevant real estate matters;
               (iii) Any dispute regarding the selection of the referee shall be resolved by JAMS or the entity providing the reference services, or, if no entity is involved, by the court with appropriate jurisdiction;
               (iv) The referee may require one or more pre-hearing conferences;
               (v) The parties shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge;

               (vi) A stenographic record of the trial shall be made, provided that the record shall remain confidential except as may be necessary for post-hearing motions and any appeals;
               (vii) The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent applicable; and
               (viii) The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.
     The statement of decision of the referee upon all of the issues considered by the referee shall be binding upon the parties, and upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment may be entered thereon. The decision of the referee shall be appealable as if rendered by the court. This provision shall in no way be construed to limit any valid cause of action which may be brought by any of the parties.
     If Landlord commences any summary proceedings or action for non-payment of rent, Tenant shall not interpose any counterclaim of any nature or description (unless such counterclaim shall be mandatory) in any such proceeding or action, and any such counterclaim shall be relegated to an independent action at law. In addition, in any action, proceeding or counterclaim arising in connection with this Lease, Landlord and Tenant hereby (i) subject to the foregoing provisions of this Paragraph 51, waive any objection to venue in the county in which the Project is located, and consent to personal jurisdiction of the courts of the State of California, and (ii) consent to service of process by any means authorized by California law. The provisions of this Paragraph 51 shall survive the expiration of the lease term or earlier termination of this Lease.
          (b) Landlord and Tenant hereby waive any rights they may have in the selection of venue with respect to any action or proceeding (i) brought by Landlord, Tenant, or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Landlord and Tenant hereby stipulate and agree that the venue of any such suit shall be in Santa Clara County.
     52. Recordation. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.
     53. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or Landlord pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance cause by a Force Majeure.
     54. Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and Landlord’s receipt of any Security Deposit.
     55. Furniture.
          (a) During the Term of this Lease, Tenant shall have the right, at no cost to Tenant, to use the furniture that was previously located within the Premises and as identified on Exhibit H hereto (collectively, the “Furniture”), subject to the terms and conditions contained in this Paragraph 55. Landlord shall cause the Furniture to be installed within the Premises, but Landlord shall have no obligation for any wiring or cabling to the Furniture, all of which shall be performed by Tenant in accordance with the terms of this Lease.
          (b) Tenant shall: (i) at its sole expense, repair and maintain each item of Furniture in the same condition as when received, ordinary wear and tear excepted, and in compliance with all applicable Laws and all instructions and recommendations as to the repair and maintenance of such item of Furniture issued at any time by the vendor and/or manufacturer thereof; (ii) maintain conspicuously on any of Furniture such labels, plates, decals or other markings as Landlord may reasonably place thereon, stating that Landlord is the owner of the same; (iii) furnish to Landlord such information concerning the condition, location, use and operation of the Furniture as Landlord reasonably may reasonable request; (iv) make no additions, alterations, modifications or improvements to any item of Furniture without Landlord’s prior written consent, which shall not be unreasonably withheld; (v) not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Furniture ; and (vi) use the Furniture solely in the conduct of Tenant’s business and keep the Furniture within the Premises.
          (c) TENANT ACKNOWLEDGES THAT LANDLORD IS NOT THE MANUFACTURER OR SUPPLIER OF THE FURNITURE, NOR THE AGENT THEREOF, AND THAT LANDLORD MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER IN CONNECTION WITH THE FURNITURE, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE FURNITURE, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE FURNITURE. Landlord is not responsible for any repairs or service to Furniture , defects therein or failures in the operation thereof. Landlord shall have no liability in connection with or arising out of the furnishing, performance or use of the Furniture or, in any event, any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Tenant or any third party.

     56. Miscellaneous. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “business days” means Monday through Friday, excluding holidays. If there shall be more than one person or entity comprising Tenant, the act of or notice from, or notice or refund to, or the signature of, any one or more of them, in connection with any matter arising under this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons and entities comprising Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
     In Witness Whereof, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

Landlord:	Kifer Tech Investors llc, a Delaware limited liability company

	By:	TPI Equity REIT Operating Partnership LP, its sole member

		By:	TPI Equity REIT Operating Partnership GP llc, its general partner

			By:	/s/ THOMAS ENGER

			Name:	Thomas Enger

			Title:	Executive Director

Tenant:	Trident Microsystems, Inc., a Delaware corporation

	By:	/s/ PETE J. MANGAN

	Name:	Pete J. Mangan

	Title:	CFO

	By:	/s/ DAVID L. TEICHMANN

	Name:	David L. Teichmann

	Title:	Executive Vice President, General Counsel and Corporate Secretary Trident Microsystems, Inc.

Exhibit A
Diagram of the Premises

A-1

Exhibit B
Tenant Work Letter
     This Exhibit is attached to and made a part of the Lease Agreement (the “Lease”) by and between Kifer Tech Investors llc, a Delaware limited liability company (“Landlord”) and Trident Microsystems, Inc., a Delaware corporation (“Tenant”) for certain premises located at 1170 Kifer Road, Sunnyvale, California (the “Premises”).
     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of improvements to the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction within the Premises, in sequence, as such issues will arise during such construction. All references in this Tenant Work Letter to Paragraphs of “this Lease” shall mean the relevant portions of the Lease, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.
1. Delivery of the Premises.
     1.1 Delivery. Subject to Paragraph 8(b) of the Lease, Landlord shall deliver the Premises promptly following the full execution and unconditional delivery of this Lease.
     1.2 Condition. Subject to Paragraph 10(b) of the Lease, Landlord shall deliver the Premises in their currently existing, “as-is” condition.
2. Tenant Improvements
     2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of seven dollars ($7.00) for each rentable square foot of the Premises for the costs relating to the initial design (including consultant and project management fees), permitting and construction of Tenant’s improvements which are affixed to the Premises (collectively, the “Tenant Improvements”) and for the “Tenant Improvement Allowance Items,” as that term is defined in Section 2.2(a) below. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall have no claim for any Tenant Improvement Allowance, and Landlord shall have no obligation to reimburse Tenant for any Tenant Improvement costs, that have not been requested by January 31, 2011, but such unused Tenant Improvement Allowance shall be available for a credit in accordance with Paragraph 2.2(d) of this Tenant Work Letter.

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     2.2 Disbursement of the Tenant Improvement Allowance.
          (a) Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”) and, except as otherwise specifically and expressly provided in this Tenant Work Letter, Landlord shall not deduct any other expenses from the Tenant Improvement Allowance. The Tenant Improvement Allowance Items shall consist of:
               (i) Payment of the fees and costs of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, costs paid to Tenant’s consultants in connection with the design, construction and move into the Premises and all related design and construction costs, including the fees and costs of Tenant’s project management consultants;
               (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
               (iii) The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, after hours utility usage, and contractors’ fees and general conditions;
               (iv) The cost of any changes in the base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with Laws, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
               (v) The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes; and
               (vi) any applicable sales and use taxes; and
               (vii) the cost of furniture and fixtures installed in the Premises, not to exceed two dollars ($2.00) for each rentable square foot of the Premises.
          (b) Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
               (i) Monthly Disbursements. Once each month on a day designated by Landlord or if no date is designated by Landlord, then on the first Tuesday of each month (in either event, a “Submittal Date”) during the period from the date hereof through the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (A) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, and/or to the “Architect” and/or to the “Engineers,” as such terms are defined in Section 3.1 below, and/or to Tenant’s various consultants or other persons or entities entitled to payment (or reimbursement to Tenant if Tenant has already paid the Contractor or other person or entity entitled to payment), approved by

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Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed; (B) invoices from all of Tenant’s Agents (hereinafter defined) for labor rendered and materials delivered to the Premises for the applicable payment period; (C) executed conditional mechanics’ lien releases from all of Tenant’s Agents which shall substantially comply with the appropriate provisions of California Civil Code Section 3262(d) or unconditional releases if appropriate; provided, however, that with respect to fees and expenses of the Architect, Engineers, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (A) through (C) above of this Tenant Work Letter, is not applicable (collectively, the “Non-Construction Allowance Items”), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (D) all other information reasonably requested in good faith by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord. Within thirty (30) days following the Submittal Date, and assuming Landlord receives all of the information described in items (A) through (D) above, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant or if Tenant elects, to the Contractor, subcontractor, architect, engineer or consultant designated by Tenant and/or a separate check to Tenant where Tenant has provided evidence reasonably satisfactory to Landlord that Tenant has paid such Contractor (or other supplier of services or goods) accompanied when appropriate by unconditional lien releases, or any other provider of goods and services designated by Tenant to Landlord, and Tenant in payment of the lesser of: (1) the amounts so requested by Tenant, as set forth above in this Section 2.2(b)(i), less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”); provided, however, that no such retention shall be duplicative of the retention Tenant would otherwise withhold (but will not withhold) pursuant to its agreement with such Contractor and no such deduction shall be applicable to amounts due to Tenant’s consultants, the Architect, or the Engineer or for Non-Construction Allowance Items or other Tenant Improvement Allowance Items in connection with the payment of suppliers for materials delivered to the Premises and subcontractors for completing performance of their work substantially in advance of the completion of the Tenant Improvements pursuant to the Approved Construction Drawings, and (2) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). In the event that Landlord or Tenant identifies any material non-compliance with the Approved Construction Drawings, or substandard work, Landlord or Tenant as appropriate shall be provided a detailed statement identifying such material non-compliance or substandard work by the party claiming the same, and Tenant shall cause such work to be corrected so that such work is no longer substandard. Such procedure shall also be applicable in connection with the payment of the Final Retention. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If Tenant receives a check payable to anyone other than solely to Tenant, Tenant may return such check to Landlord and receive a replacement check made payable only to Tenant within ten (10) business days, if Tenant provides the releases and evidence to the extent required above to receive a check payable solely to Tenant.

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               (ii) Final Retention. A check for the Final Retention payable jointly to Tenant and Contractor (or payable solely to Tenant if Contractor is no longer owed any money by Tenant for work performed in the Premises) shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (A) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (B) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed in accordance with the terms of this Tenant Work Letter, and (C) Tenant fulfills its obligations pursuant to Section 4.3 of this Tenant Work Letter.
               (iii) Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items or are otherwise expressly permitted hereunder.
          (c) Standard Tenant Improvement Package. The quality of Tenant Improvements shall be equal to, or of greater quality than, those commonly found in first class office and R&D buildings in the greater San Francisco Bay Area (the “Specifications”).
          (d) Unused Allowance. Upon the completion of the Tenant Improvements, Tenant shall have the right, exercisable by written notice to Landlord following the twelfth (12th) month of the commencement of the Term, to elect to use the unused amount of the Tenant Improvement Allowance to offset Base Rent and other sums next becoming due under this Lease, not to exceed two dollars ($2.00) for each rentable square foot of the Premises and such credit for the unused Tenant Improvement Allowance shall be spread equally over the thirteenth (13th) through sixteenth (16th) months following the commencement of the Term (a credit of 1/4 of the unused Tenant Improvement Allowance shall be available for a credit each of these months).
3. Construction Drawings
     3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner approved by Landlord, which approval shall not be unreasonably withheld or delayed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3. Tenant shall retain the engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises as part of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply at a minimum with Landlord’s Specifications and shall be in a drawing format reasonably acceptable to Landlord. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the

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extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord’s approval of the Construction Drawings, and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Each time Landlord is granted the right to review, consent or approve the Construction Drawings or any component thereof (collectively, “Consent”), such Consent shall not be unreasonably withheld, conditioned or delayed.
     3.2 Final Space Plan. Tenant and the Architect shall prepare the final space plan for the Tenant Improvements (the “Final Space Plan”), and shall deliver the Final Space Plan to Landlord for Landlord’s approval. The Final Space Plan shall show all corridors, internal and external offices and partitions, and exiting. Landlord shall, within five (5) business days after Landlord’s receipt of the Final Space Plan (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) reasonably disapprove the Final Space Plan. If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 3.2, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Such procedures shall be repeated until the Final Space Plan is approved. The Final Space Plan may be provided by Tenant to Landlord in one or more stages and at one or more times and the time periods set forth herein shall apply to each portion submitted.
     3.3 Completion of Construction Drawings. Once Landlord has approved the Final Space Plan, Tenant, the Architect and the Engineers shall complete the Construction Drawings for the Premises in a form which is sufficient to obtain applicable permits and shall submit such Construction Drawings to Landlord for Landlord’s approval. Landlord shall, within ten (10) business days after Landlord’s receipt of the Construction Drawings, either (i) approve the Construction Drawings, which approval shall not be unreasonably withheld if the same are logical evolutions of the Final Space Plan and do not deviate in any material respect therefrom, (ii) approve the Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Construction Drawings for permits as set forth in Section 3.4 below of this Tenant Work Letter, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions. If Landlord disapproves the Construction Drawings, Tenant may resubmit the Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Construction Drawings, based upon the criteria set forth in this Section 3.3, within five (5) business days after Landlord receives such resubmitted Construction Drawings. Such procedure shall be repeated until the Construction Drawings are approved.
     3.4 Approved Construction Drawings. The Construction Drawings for the Tenant Improvements shall be approved by Landlord (the “Approved Construction Drawings”) prior to the commencement of construction of the Tenant Improvements. Tenant shall, at its sole cost and expense, cause to be obtained all applicable building permits required in connection with the construction of the Tenant Improvements (“Permits”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility;

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provided, however, that Landlord shall cooperate at no cost to Landlord with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such Permits or certificate of occupancy. No changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord pursuant to the terms of Section 3.5 below.
     3.5 Change Orders. In the event Tenant desires to change the Approved Construction Drawings, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Construction Drawings. Landlord shall, within four (4) business days of receipt of a Drawing Change Notice, either (i) approve the Tenant Change, which approval shall not be unreasonably withheld if the same is consistent with the Final Space Plan or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant.
4. Construction of the Tenant Improvements
     4.1 Tenant’s Selection of Contractors.
          (a) The Contractor. Tenant shall retain a licensed general contractor (the “Contractor”) pre-approved by Landlord, which approval shall not be unreasonably withheld or delayed, prior to Tenant causing the Contractor to construct the Tenant Improvements.
          (b) Tenant’s Agents. All major trade subcontractors and suppliers used by Tenant (such major trade subcontractors and material suppliers along with all other laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that, subject to the terms hereof, Tenant shall cause Landlord’s designated structural, mechanical and life safety subcontractors to be retained in connection with the Tenant Improvements. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval. The Contractor and the Contractor’s subcontractors (collectively, “Tenant’s Contractors”) and their respective workers shall conduct their activities in and around the Premises, the Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and supplies at the Premises, the Building and the Project.
     4.2 Construction of Tenant Improvements by Tenant’s Agents.
          (a) Construction Contract. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection

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with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor.
          (b) Tenant’s Agents.
               (i) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in conformance with the Approved Construction Drawings; (B) Tenant’s Contractors shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant and Tenant’s Contractors of any changes which are reasonably necessary thereto in order to avoid interference with Landlord’s work or unreasonable disruption of existing tenants and Tenant’s Contractors shall adhere to such corrected schedule; and (C) Tenant shall abide by all construction guidelines and reasonable rules made by Landlord’s Project manager with respect to any matter, within reason, in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.
               (ii) Indemnity. Tenant’s indemnity of Landlord as set forth, qualified and conditioned in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the terms of this Tenant Work Letter.
               (iii) Requirements of Tenant’s Agents. Tenant’s Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after final completion. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
               (iv) Insurance Requirements.
               (A) General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant’s Agents and Contractor, shall be in an amount

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which is customary for such respective Tenant’s Agents employed by tenants constructing improvements in the Comparable Buildings), and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.
               (B) Special Coverages. Contractor shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord but not more than the amount of the Contract, covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord (to the extent they are generally required by landlords of Comparable Buildings) and shall be in a form and with companies as are required to be carried by Tenant pursuant to the terms of this Lease.
               (C) General Terms. Certificates for all insurance carried pursuant to this Section 4.2(b)(iv) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the Project. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof and this Lease is not terminated, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the completion of the Tenant Improvements. All such insurance relating to property, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2(b)(ii) of this Tenant Work Letter and Tenant’s right with respect to the waiver of subrogation.
          (c) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
          (d) Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times; provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. In the event that Landlord should disapprove any portion of the Tenant Improvements during an inspection, Landlord shall notify Tenant in writing within a reasonable time of such inspection of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any defects or deviations in, and/or disapprovals in accordance herewith by Landlord of, the Tenant Improvements shall be rectified by Tenant at Tenant’s expense and at no expense to Landlord; provided, however, that in the event Landlord determines that a defect or

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deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure, take such action as Landlord deems necessary to correct the same, at Tenant’s expense, and at no additional expense to Landlord, and without incurring any liability on Landlord’s part.
          (e) Meetings. Commencing upon the execution of this Lease, Tenant shall hold periodic meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
     4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall prepare a Notice of Completion, which Landlord shall execute if factually correct, and Tenant shall cause such Notice of Completion to be recorded in the appropriate office of the county recorder in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) CD-ROMs of such updated Approved Construction Drawings, in CAD format, within thirty (30) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
5. Miscellaneous
     5.1 Tenant’s Representative. Tenant has designated [please provide] as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
     5.2 Landlord’s Representative. Landlord has designated [to be provided] as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

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     5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
     5.4 Tenant’s Lease Default. Notwithstanding any terms to the contrary contained in this Lease, if Tenant is in Default of this Lease (including, without limitation, this Tenant Work Letter) at any time on or before the completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such inaction by Landlord). Notwithstanding the forgoing, if a default by Tenant is cured, forgiven or waived, Landlord’s suspended obligations shall be fully reinstated and resumed, effective immediately.

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Exhibit C
Commencement and Expiration Date Memorandum

Landlord:	Kifer Tech Investors llc

Tenant:	Trident Microsystems, Inc.

Lease Date:	March 5, 2010

Premises:	Located at
     Tenant hereby accepts the Premises as being in the condition required under the Lease, but subject to Landlord’s obligations under Paragraph 10(b) of the Lease.
     The Commencement Date of the Lease is hereby established as                     , 20___ and the Expiration Date is                     , 20___.

Tenant:	Trident Microsystems, Inc.,
a Delaware corporation

By:
Name:
Title:

Approved and Agreed:
Landlord:
Kifer Tech Investors llc,
a Delaware limited liability company

By:	TPI Equity REIT Operating Partnership LP,
its sole member

	By:	TPI Equity REIT Operating Partnership GP llc,
its general partner

By:
Name:
Title:

C-1

Exhibit D
Rules and Regulations
     This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.
     1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
     2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.
     3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.
     4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
     5. Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.
     6. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or the Project and shall cooperate to prevent same.
     7. No person shall go on the roof without Landlord’s permission.
     8. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.
     9. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
     10. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

D-1

     11. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
     12. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
     13. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.
     14. Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.
     15. Smoking is permitted only in designated areas.
     16. Tenant shall cooperate with Landlord’s efforts to obtain LEED certification for the Property, including complying with Landlord’s then-current energy saving efforts and participating in any recycling program.
     17. Tenant shall report maintenance problems involving water and moist conditions to the Property Manager promptly and conduct its business in a manner to prevent unusual moisture conditions or mold growth.
     18. Tenant shall not block or inhibit the flow of return or make up air into the HVAC system and shall maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.
     19. Tenant shall regularly conduct cleaning and janitorial activities, especially in bathrooms, kitchens and janitorial spaces, to remove mildew and prevent moist conditions.
     20. Tenant shall maintain water in all drain taps at all times.

D-2

Exhibit E
Form of Estoppel Certificate
                                             , a                      (“Tenant”) hereby certifies to                      and its successors and assigns that Tenant leases from                     , a                      (“Landlord”) approximately ___ square feet of space (the “Premises”) in                      pursuant to that certain Lease Agreement dated                     , 20___by and between Landlord and Tenant, as amended by                                          (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to                                         , that as of the date hereof:
     1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.
     2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.
     3. The initial term of the lease commenced                     , 20___ and shall expire                     , 20___. Tenant has the following rights to renew or extend the Term or to expand the Premises:                                         .
     4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:                                         .
     5. Base Rent payable under the Lease is                      Dollars ($                    ). Base Rent and additional Rent have been paid through                     , 20___. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.
     6. There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows:                                         .
     7. No security or other deposit has been paid with respect to the Lease except as follows:                                         .
     8. To Tenant’s actual knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:
                                        . To Tenant’s actual knowledge, Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

E-1

     9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:                                         .
     10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.
     11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.
     Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.
     In Witness Whereof, Tenant has caused this certificate to be executed this ___ day of                     , 20___.

Tenant:		‚

a

By:
Name:
Title:

E-2

Exhibit F
Form of Subordination, Non-Disturbance and Attornment Agreement
     This Agreement is dated the            day of                     , 20     , and is made between                                         , a                                           having a place of business and mailing address of                                             (“Mortgagee”), and                                            , a                                             having a place of business and mailing address of                                             (“Tenant”).
Recitals:
I.	Tenant has entered into a certain lease (the “Lease”) dated , 20 , with , as lessor (“Landlord”) covering certain premises known as , being part of a premises commonly known as , and located in (the “Premises”).
II.	Mortgagee has agreed to make a mortgage loan in the amount of Dollars ($ ) (together with all amendments, modifications, supplements, renewals, extensions, spreaders and consolidations thereto, the “Mortgage”) to Landlord, secured by the Premises, and the parties desire to set forth their agreement herein.
     Now, Therefore, in consideration of the Premises, and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
     A. Said Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises form a part to the full extent of the amounts secured thereby and interest thereon.
     B. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s) (a “Successor Landlord”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.
     C. If it becomes necessary to foreclose the Mortgage, Mortgagee will not terminate said Lease nor join Tenant in summary or foreclosure proceedings (unless such joinder shall be required to protect Mortgagee’s interest under the Mortgage and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding) so long as Tenant is not in default beyond any applicable cure periods under any of the terms, covenants, or condition of said Lease.

     D. In the event of a foreclosure sale under the Mortgage or deed in lieu thereof, the Successor Landlord will be bound to Tenant under all the terms of the Lease and Tenant will, from and after such event, have the same remedies against Successor Landlord for the breach of any covenant contained in the Lease that Tenant might have had under the Lease against Landlord; provided, however, that Successor Landlord will not be:
          1. liable for any act or omission of any prior landlord (including Landlord); or
          2. liable for the return of any security deposit, except to the extent the Successor Landlord received any portion of the security deposit made by Tenant; or
          3. subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or
          4. bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or
          5. bound by any amendment, modification, extensions or renewal of the Lease made without Lender’s consent; or
          6. bound by any representation or warranty made by any prior landlord (including Landlord).
     E. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.
     F. Tenant agrees to give Mortgagee, by registered or certified mail, return receipt requested, or by a recognized overnight courier, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rent and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that Tenant shall not terminate the Lease nor abate rents thereunder or claim an offset against rents thereunder unless notice has been given to Mortgagee and Mortgagee has been given a reasonable period of time (including a period of time to commence and complete a foreclosure proceeding) to cure such default, except in the case of any abatement of rent for damage and destruction as specifically permitted by the Lease.
     G. Tenant acknowledges that it has notice that Landlord’s interest under the Lease and the rents thereunder have been collaterally assigned to Mortgagee as part of the security for the obligations secured by the Mortgage. Notice from Mortgagee to Tenant directing payment of rent and all other sums due under the Lease shall have the same effect under the Lease as a notice to Tenant from Landlord and Tenant agrees to be bound by such notice. In the event of any conflict or inconsistency between a notice from Landlord and a notice from Mortgagee, the notice from Mortgagee shall control.
     H. This Agreement shall not be modified, amended or terminated except by a writing duly executed by the party against whom the same is sought to be enforced.

     I. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the laws of conflicts) of the state in which the Premises are located.
     In Witness Whereof, the parties hereto have executed these presents as of the day and year first above written..

Mortgagee:
Date

By:
Its:

Address:

Tenant:
Date

By:
Its:

Exhibit G
Hazardous Materials Disclosure Certificate
     Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	Kifer Tech Investors llc c/o UBS Realty Investors llc 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Kifer Technology Center Manager
Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:
     Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS
2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes Yes ☐ No ☐

Chemical Products Yes ☐ No ☐

Other Yes ☐ No ☐

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
3.	STORAGE TANKS AND SUMPS
3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☐

If yes, please explain:

4.	WASTE MANAGEMENT
4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐ No ☐

If yes, attach a copy of the most recent report filed.
5.	WASTEWATER TREATMENT AND DISCHARGE
5.1	Will your company discharge wastewater or other wastes to:

storm drain? sewer?

surface water? no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES
6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☐

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s)	Other (Please describe)

Drying oven(s)	No Equipment Requiring Air Permits
If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past [thirty-six] months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES
7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☐

If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS
8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES
9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
     As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA;

(c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (i) the presence of which on or about the Premises (A) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (B) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (C) which, if it emanated or migrated from the Premises, could constitute a trespass, or (ii) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.
     The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Lease Agreement. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the Term, and any renewals thereof, of the Lease Agreement. I [print name]                     , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant:

Trident Microsystems, Inc.,
a Delaware corporation

By:

Title:

Date:

Exhibit H
Furniture List
•	121 Cubicles

•	60 Offices -Desk-Bookcase-Whiteboard

•	6 Conference Rooms

•	Cafeteria Tables

•	Food Warmers

•	Lobby Furniture

•	Task Chair — For cubicles and offices

•	Conference Chairs for all rooms

•	Stack Chairs for Lunch Room

H-1